As filed with the Securities and Exchange Commission on November 14, 2022.
Registration No. 333-253144

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

POST-EFFECTIVE AMENDMENT NO.1 TO FORM S-8 REGISTRATION NO. 333-253144

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
Technip Energies N.V.
(Exact name of registrant as specified in its charter)

Netherlands	Not applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2126, boulevard de la Défense
CS 10266, 92741 Nanterre
Cedex, France
+33 (0)1 47 78 21 21
(Address of principal executive offices)
Technip Energies N.V.
c/o CT Corporation System
28 Liberty Street
New York, NY 10005
(Name and address of agent for service)
+1-(212)-894-8940
(Telephone number, including area code, of agent for service)

Copies of all communications, including all communications sent to the agent for service, should be sent to:

CT Corporation System
28 Liberty Street
New York, NY 10005
+1 (212) 894-8940

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒ (Do not check if smaller reporting company)	Smaller reporting company ☐

EXPLANATORY NOTE

DEREGISTRATION OF UNSOLD SECURITIES

This Post-Effective Amendment (the “Post-Effective Amendment”) deregisters all ordinary shares of Technip Energies N.V., a Netherlands corporation (the “Registrant”), nominal value €0.01 per share (“Ordinary Shares”), and all other securities, in each case, remaining unissued under the Registration Statement on Form S-8 (No. 333-253144) filed by the Registrant with the U.S. Securities and Exchange Commission (the “Commission”) on February 16, 2021 registering 5,000,000 Ordinary Shares for issuance under the Registrant’s Incentive Award Plan (the “Registration Statement”).

Shortly after filing the Post-Effective Amendment, the Registrant anticipates that it will file with the Commission a Form 15F to deregister its Ordinary Shares under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and suspend its reporting obligations under Section 15(d) of the Exchange Act.

Accordingly, the Registrant has terminated any and all offerings of the Registrant’s securities pursuant to the Registration Statement as of the date hereof. Effective upon filing hereof, the Registrant hereby removes from registration any and all securities registered under the Registration Statement that remain unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused the Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in Paris, France on November 14, 2022.

TECHNIP ENERGIES N.V.

By:	/s/ Bruno Vibert
Name: Bruno Vibert
Title: Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment has been signed this 14th day of November 2022 by the following person in the following capacity.

TECHNIP ENERGIES N.V.

By:	/s/ Jody DeStefanis
Name: Jody DeStefanis
Title: Director of Business Ethics
Authorized Representative in the United States

No other person is required to sign this Post-Effective Amendment to the Registration Statements in reliance on Rule 478 of the Securities Act of 1933, as amended.